UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

Safeguard Scientifics, Inc.
 (Exact name of registrant as specified in its charter)

Pennsylvania	1-5620	23-1609753
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-293-0600

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

(a)	The annual meeting of shareholders of the Company was held on May 13, 2010.

(b)	The shareholders elected all of the Company’s nominees for director and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The nominees for director were elected based upon the following votes:

Nominee	Votes For	Votes Withheld	Shares Not Voted on This Matter

Peter J. Boni	11,914,176	191,431	8,368,679
Julie A. Dobson	11,911,658	193,949	8,368,679
Andrew E. Lietz	11,912,190	193,417	8,368,679
George MacKenzie	11,905,604	200,003	8,368,679
George D. McClelland	11,909,873	195,734	8,368,679
Jack L. Messman	11,879,985	225,622	8,368,679
John J. Roberts	11,899,688	205,919	8,368,679
Robert J. Rosenthal	11,902,072	203,535	8,368,679

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, received the following votes:

Votes For	16,447,110
Votes Against	238,847
Abstentions	61,846
Shares Not Voted on This Matter	3,726,483

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated:	May 14, 2010	By:	BRIAN J. SISKO

Brian J. Sisko Senior Vice President and General Counsel